Exhibit 16.


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

                           RE:      ASPAC COMMUNICATIONS, INC.
                                       FILE REF. NO. 0-24441
                                       ---------------------

We were previously the principal accountant for Aspac Communications, Inc. and, under the date of January 13, 2000 we reported on the consolidated financial statements of Aspac Communications, Inc., as of September 30, 1999. On May 16, 2000, our appointment as principal accountant was terminated. We have read Aspac Communication, Inc.'s statements included under Item 4 of it Form 8-K dated May 16, 2000, and we agree with such statements.

                                               Very truly yours,

                                               /s/ WEINBERG & COMPANY, P.A.
                                                   ------------------------
                                               Weinberg & Company, P.A.
                                               Certified Public Accountants